Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-82563) of White Mountains Insurance Group, Ltd. of our report dated June 26, 2008 relating to the financial statements of Folksamerica Holding Co. 401(k) Savings and Investment Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

June 26, 2008